Exhibit 3.133

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “LIFEPOINT CSGP, LLC”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

3036040 8100	AUTHENTICATION:	9713856

991167805	DATE:	04-28-99

1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/28/1999 991167805 - 3036040

CERTIFICATE OF FORMATION

OF

LIFEPOINT CSGP, LLC

Under Section 18-20l of the

Delaware Limited Liability Company Act

FIRST:                              The name of the limited liability company is LifePoint CSGP, LLC (the “Company”).

SECOND:               The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD:                          The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 28, 1999.

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIFEPOINT CSGP, LLC”, CHANGING ITS NAME FROM “LIFEPOINT CSGP, LLC” TO “HSCGP, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 2012, AT 4:49 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION :	9492617
3036040 8100
	DATE:	04-10-12
120409688
You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware Secretary of State Division of Corporations Delivered 04:53 PM 04/09/2012 FILED 04:49 PM 04/09/2012 SRV 120409688 - 3036040 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: LifePoint CSGP, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Article FlRST is hereby deleted and replaced in its entirety with the following:

FIRST: The name of the limited liability company is HSCGP, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th day of April, A.D. 2012.

By:	/s/ Christy S. Green
Authorized Person(s)

Name:	Christy S. Green
Print or Type